EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 8, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the Net cash provided by (used in) operating activities in the condensed statements of cash flows.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$10,090	$—	$—	$10,090
Finance revenues	—	257	(97)	160
Sales and revenues, net	10,090	257	(97)	10,250
Costs of products sold	8,317	—	—	8,317
Restructuring charges	(1)	—	—	(1)
Asset impairment charges	13	1	—	14
Selling, general and administrative expenses	831	93	(2)	922
Engineering and product development costs	297	—	—	297
Interest expense	235	92	—	327
Other expense (income), net	66	(17)	(95)	(46)
Total costs and expenses	9,758	169	(97)	9,830
Equity in income of non-consolidated affiliates	—	—	—	—
Income before equity income from financial services operations and income taxes	332	88	—	420
Equity income from financial services operations	71	—	(71)	—
Income from continuing operations before income tax	403	88	(71)	420
Income tax expense	(35)	(17)	—	(52)
Income from continuing operations	368	71	(71)	368
Income from discontinued operations, net of tax	—	—	—	—
Net income	368	71	(71)	368
Less: Net income attributable to non-controlling interests	28	—	—	28
Net income attributable to Navistar International Corporation	$340	$71	$(71)	$340

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$8,428	$—	$—	$8,428
Finance revenues	—	235	(93)	142
Sales and revenues, net	8,428	235	(93)	8,570
Costs of products sold	7,037	—	—	7,037
Restructuring charges	3	—	—	3
Asset impairment charges	13	—	—	13
Selling, general and administrative expenses	797	83	(2)	878
Engineering and product development costs	251	—	—	251
Interest expense	269	86	(4)	351
Other (income) expense, net	77	(11)	(87)	(21)
Total costs and expenses	8,447	158	(93)	8,512
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(13)	77	—	64
Equity income from financial services operations	62	—	(62)	—
Income from continuing operations before income taxes	49	77	(62)	64
Income tax benefit (expense)	5	(15)	—	(10)
Income from continuing operations	54	62	(62)	54
Income from discontinued operations, net of tax	1	—	—	1
Net income	55	62	(62)	55
Less: Net income attributable to non-controlling interests	25	—	—	25
Net income attributable to Navistar International Corporation	$30	$62	$(62)	$30

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,976	$—	$—	$7,976
Finance revenues	—	235	(100)	135
Sales and revenues, net	7,976	235	(100)	8,111
Costs of products sold	6,812	—	—	6,812
Restructuring charges	10	—	—	10
Asset impairment charges	27	—	—	27
Selling, general and administrative expenses	723	81	(2)	802
Engineering and product development costs	247	—	—	247
Interest expense	256	80	(9)	327
Other (income) expense, net	39	(26)	(89)	(76)
Total costs and expenses	8,114	135	(100)	8,149
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(132)	100	—	(32)
Equity income from financial services operations	67	—	(67)	—
Income (loss) from continuing operations before income taxes	(65)	100	(67)	(32)
Income tax expense	—	(33)	—	(33)
Income (loss) from continuing operations	(65)	67	(67)	(65)
Income from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(65)	67	(67)	(65)
Less: Net Income attributable to non-controlling interests	32	—	—	32
Net income (loss) attributable to Navistar International Corporation	$(97)	$67	$(67)	$(97)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,261	$59	$—	$1,320
Marketable securities	101	—	—	101
Restricted cash	34	91	—	125
Finance and other receivables, net	505	2,259	(101)	2,663
Inventories	1,102	8	—	1,110
Goodwill	38	—	—	38
Property and equipment, net	1,060	310	—	1,370
Investments in and advances to financial services operations	581	—	(581)	—
Investments in non-consolidated affiliates	50	—	—	50
Deferred taxes, net	117	4	—	121
Other assets	314	18	—	332
Total assets	$5,163	$2,749	$(682)	$7,230
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,664	$43	$(101)	$1,606
Debt	3,426	2,041	—	5,467
Postretirement benefits liabilities	2,097	—	—	2,097
Other liabilities	1,902	84	—	1,986
Total liabilities	9,089	2,168	(101)	11,156
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(3,931)	581	(581)	(3,931)
Total liabilities and stockholders' equity (deficit)	$5,163	$2,749	$(682)	$7,230

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$666	$40	$—	$706
Marketable securities	370	—	—	370
Restricted cash	24	110	—	134
Finance and other receivables, net	404	1,854	(69)	2,189
Inventories	850	7	—	857
Goodwill	38	—	—	38
Property and equipment, net	1,083	243	—	1,326
Investments in and advances to financial services operations	517	—	(517)	—
Investments in non-consolidated affiliates	56	—	—	56
Deferred taxes, net	125	4	—	129
Other assets	312	18	—	330
Total assets	$4,445	$2,276	$(586)	$6,135
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,330	$31	$(69)	$1,292
Debt	3,407	1,651	—	5,058
Postretirement benefits liabilities	2,556	—	—	2,556
Other liabilities	1,726	77	—	1,803
Total liabilities	9,019	1,759	(69)	10,709
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(4,578)	517	(517)	(4,578)
Total liabilities and stockholders' equity (deficit)	$4,445	$2,276	$(586)	$6,135

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income	$368	$71	$(71)	$368
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	139	1	—	140
Depreciation of equipment leased to others	17	54	—	71
Amortization of debt issuance costs and discount	22	9	—	31
Deferred income taxes	6	(2)	—	4
Asset impairment charges	13	1	—	14
Equity in income of financial services affiliates	(71)	—	71	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	(84)	84	—	—
Other, net	2	(368)	—	(366)
Net cash provided by (used in) operating activities	419	(150)	—	269
Cash flows from investing activities
Purchases of marketable securities	(251)	—	—	(251)
Sales of marketable securities	460	—	—	460
Maturities of marketable securities	60	—	—	60
Net change in restricted cash and cash equivalents	(10)	19	—	9
Capital expenditures	(112)	(1)	—	(113)
Purchase of equipment leased to others	(93)	(139)	—	(232)
Other investing activities	—	8	—	8
Net cash provided by (used in) investing activities	54	(113)	—	(59)
Net cash provided by financing activities	137	277	—	414
Effect of exchange rate changes on cash and cash equivalents	(15)	5	—	(10)
Increase in cash and cash equivalents	595	19	—	614
Cash and cash equivalents at beginning of the year	666	40	—	706
Cash and cash equivalents at end of the year	$1,261	$59	$—	$1,320

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income	$55	$62	$(62)	$55
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	148	2	—	150
Depreciation of equipment leased to others	24	49	—	73
Amortization of debt issuance costs and discount	37	12	—	49
Deferred income taxes	(3)	(3)	—	(6)
Asset impairment charges	13	—	—	13
Gain on sales of investments and businesses, net	(5)	—	—	(5)
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services affiliates	(62)	—	62	—
Dividends from financial services operations	8	—	(8)	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	(106)	106	—	—
Other, net	(100)	(121)	—	(221)
Net cash provided by operating activities	10	107	(8)	109
Cash flows from investing activities
Purchases of marketable securities	(1,011)	—	—	(1,011)
Sales of marketable securities	652	7	—	659
Maturities of marketable securities	28	—	—	28
Net change in restricted cash and cash equivalents	(2)	(20)	—	(22)
Capital expenditures	(101)	(1)	—	(102)
Purchase of equipment leased to others	(84)	(53)	—	(137)
Other investing activities	29	14	—	43
Net cash used in investing activities	(489)	(53)	—	(542)
Net cash provided by (used in) financing activities	389	(59)	8	338
Effect of exchange rate changes on cash and cash equivalents	(5)	2	—	(3)
Decrease in cash and cash equivalents	(95)	(3)	—	(98)
Cash and cash equivalents at beginning of the year	761	43	—	804
Cash and cash equivalents at end of the year	$666	$40	$—	$706

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(65)	$67	$(67)	$(65)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	144	2	—	146
Depreciation of equipment leased to others	31	48	—	79
Amortization of debt issuance costs and discount	24	13	—	37
Deferred income taxes	(13)	4	—	(9)
Asset impairment charges	23	4	—	27
Loss on sales of investments and businesses, net	2	—	—	2
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services operations	(67)	—	67	—
Dividends from financial services operations	220	—	(220)	—
Dividends from non-consolidated affiliates	12	—	—	12
Change in intercompany receivables and payables	(74)	74	—	—
Other, net	(175)	219	—	44
Net cash provided by operating activities	56	431	(220)	267
Cash flows from investing activities
Purchases of marketable securities	(485)	—	—	(485)
Sales of marketable securities	539	16	—	555
Maturities of marketable securities	43	—	—	43
Net change in restricted cash and cash equivalents	1	4	—	5
Capital expenditures	(114)	(2)	—	(116)
Purchase of equipment leased to others	(20)	(112)	—	(132)
Other investing activities	39	24	—	63
Net cash provided by (used in) investing activities	3	(70)	—	(67)
Net cash used in financing activities	(203)	(370)	220	(353)
Effect of exchange rate changes on cash and cash equivalents	28	17	—	45
Increase (decrease) in cash and cash equivalents	(116)	8	—	(108)
Cash and cash equivalents at beginning of the year	877	35	—	912
Cash and cash equivalents at end of the year	$761	$43	$—	$804